Exhibit 99.2



                          AMENDED EMPLOYMENT AGREEMENT


         AGREEMENT, made and entered into effective as of the 13th day of March, 2002 (the "Effective Date") by and between IKON Office Solutions, Inc., an Ohio corporation with its principal office located at 70 Valley Stream Parkway, Malvern, Pennsylvania 19355 (together with its successors and assigns permitted under this Agreement, the "Company") and James J. Forese, who resides at 134 Abrahams Lane, St. Davids, Pennsylvania 19087 (the "Executive").


                              W I T N E S S E T H :


         WHEREAS, the Executive is currently employed as the Chief Executive Officer ("CEO") and President of the Company, pursuant to an Employment Agreement dated October 1, 1998 that is currently in full force and effect (the "Old Employment Agreement");

         WHEREAS, the Company and the Executive have mutually agreed to the Executive's retirement from service with the Company, except as provided below, after the Company, with assistance from the Executive, identifies and hires a successor;

         WHEREAS, the Company desires to continue the employment of the Executive under the terms and conditions of the Old Employment Agreement, amended to reflect the transition and post-retirement arrangements set forth in this Agreement;

         WHEREAS, the Executive desires to accept such continued employment with the Company, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (together, the "Parties") agree as follows:

     1. Definitions.
        ------------

         (a) "Affiliate" of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the Person specified.

         (b) "Agreement" shall mean this Employment Agreement, which includes for all purposes the Mutual Release of which a form is attached as Exhibit A.

         (c) "Base Salary" shall mean the salary provided for in Section 4 or any increased salary granted to the Executive pursuant to Section 4.

         (d) "Board" shall mean the Board of Directors of the Company.

         (e) "Cause" shall mean:

               (i) the Executive is convicted of a felony involving moral turpitude; or

               (ii) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material economic harm to the Company, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company.

         (f) "Change in Control" shall mean the occurrence of any of the following events:

               (i) any "person," as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, as amended, becomes a "beneficial owner," as such term is currently used in Rule 13d-3 promulgated under that act, of 15% or more of the Voting Stock of the Company;

               (ii) a majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on October 1, 1998; provided that any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

               (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (iv) 50% or more of the assets of the Company is disposed of pursuant to a merger, consolidation or other transaction or series of transactions (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction or series of transactions beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, more than 50% of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

               (v) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold 50% or less of the Voting Stock of the combined company, (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by Affiliates of such other company in exchange for stock of such other company).

         (g) "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

         (h) "Committee" shall mean the Human Resources Committee of the Board;

         (i) "Common Stock" shall mean common stock of the Company.

         (j) "Constructive Termination Without Cause" shall mean a termination by the Executive of his employment hereunder on 30 days' written notice given by him to the Company following the occurrence, without his prior written consent, of any of the following events, unless the Company shall have fully cured all grounds for such termination within 15 days after the Executive gives notice thereof:

               (i) any reduction in his then current Base Salary or in his target or maximum annual bonus opportunity as a percentage of Base Salary;

               (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award under Section 6;

               (iii) any material breach of any of the Company's obligations, representations or warranties in this Agreement;

               (iv) any failure to appoint, elect or reelect him to any of the positions described in Section 3(a) (other than a failure to elect or re-elect him as President and CEO upon the commencement of employment of a new President and CEO of the Company as such); the removal of him from any such position (other than his removal as President and CEO upon the commencement of employment of a new President and CEO of the Company as such); or any change in the reporting structure so that he reports to someone other than the Board (or, upon the commencement of employment of a new President and CEO of the Company as such, other than to that individual or to the Board);

               (v) any material diminution in his duties (other than upon a new President and CEO commencing employment as such) or the assignment to him of duties that materially impair his ability to perform his duties;

               (vi) following any Change in Control or Potential Change in Control, any relocation of the Company's principal office, or of his own office as assigned to him by the Company, to a location more than 50 miles from Malvern, Pennsylvania;

               (vii) following any Change in Control or Potential Change in Control, any failure by the Company to continue in effect any compensation plan in which the Executive participated immediately prior to such Change in Control or Potential Change in Control and which is material to the Executive's total compensation, including but not limited to the Company's stock option, incentive compensation, deferred compensation, stock purchase, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made


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

with respect to such plan, or any failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis no less favorable to the Executive, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to such Change in Control or Potential Change in Control;

               (viii) following any Change in Control or Potential Change in Control, any failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to such Change in Control or Potential Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any perquisite enjoyed by the Executive at the time of such Change in Control or Potential Change in Control, or the failure by the Company to maintain a vacation policy with respect to the Executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the Executive immediately prior to such Change in Control or Potential Change in Control; or

               (ix) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

         (k) "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under this Agreement for a period of 180 consecutive days as determined by an approved medical doctor, selected by the Parties. If the Parties cannot agree on a medical doctor, each Party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

         (l) "Effective Date" shall mean March 13, 2002.

         (m) "Long-Term Incentive Plan" shall mean any of the long-term incentive plans referred to in Section 6(b) of this Agreement or in Section 6(b) of the Old Employment Agreement.

         (n) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

         (o) "Potential Change in Control" shall mean the occurrence of any of the following events:

               (i) the Company enters into an agreement, the consummation of which will result in the occurrence of a Change in Control;



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

               (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, will constitute a Change in Control; or

               (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         (p) "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

         (q) "Pro-Rata" shall mean a fraction, the numerator of which is the number of days that the Executive was employed in the applicable performance period (a fiscal year in the case of an annual bonus and a performance cycle in the case of an award under the Long-Term Incentive Plan) and the denominator of which shall be the number of days in the applicable performance period.

         (r) "Special Stock Option" shall mean the stock option referred to in
Section 6(a) of the Old Employment Agreement.

         (s) "Term of Employment" shall mean the period specified in Section 2.

         (t) "Termination Date" shall mean the date on which the Executive's employment hereunder terminates in accordance with this Agreement.

         (u) "Voting Stock" shall mean issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect, in the case of a corporation, the directors of such corporation and, in the case of any other entity, the corresponding governing Person(s).

     2. Term of Employment.
        -------------------

                  The Company hereby employs the Executive under this Agreement, and the Executive hereby accepts such employment, for the Term of Employment. The Term of Employment shall commence as of the Effective Date and shall end on the later of (a) close of business on October 1, 2002 and (b) the earlier of (i) the date a new President and CEO commences employment as such and (ii) the date that the Company's 2003 annual meeting of shareholders occurs. Notwithstanding the foregoing, the Term of Employment may be earlier terminated in accordance with the provisions of Section 8.

     3. Positions, Duties and Responsibilities During Term of Employment and
        --------------------------------------------------------------------
Thereafter.
-----------

         (a) During the Term of Employment: the Executive shall serve as the President and CEO of the Company until a new President and CEO commences employment as such; shall serve as a member of, and the Chairman of, the Board; while serving in the foregoing positions, shall have the authority, duties and responsibilities customarily exercised by an individual serving in those positions in a corporation of the size and nature of the Company; shall


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

assist in recruiting his successor as President and CEO of the Company; shall perform such duties relating to the management and operations of the Company, consistent with the foregoing and with his senior status, as may from time to time reasonably be assigned to him by the Board; shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities; and shall report solely and directly to the Board; provided, however, that at such time as a new President and CEO commences employment as such, the Executive shall provide reasonable assistance, and report, to that individual if requested by the Board.

         (b) Upon the expiration of the Term of Employment pursuant to the second sentence of Section 2, the Executive shall serve as the non-executive Chairman of the Board through the date that the Company's 2003 annual meeting of shareholders occurs; shall have all authorities, duties and responsibilities customarily exercised by an individual serving in that position at a corporation of the size and nature of the Company; but shall not be entitled to any additional compensation or benefits for that service.

         (c) Upon the expiration of the Term of Employment pursuant to the second sentence of Section 2, the Executive shall make himself reasonably available, through September 30, 2003, for such consulting services as the Board, or the successor President and CEO may from time to time reasonably request; provided that such services neither (a) materially interfere with the Executive's other obligations (including, without limitation, obligations relating to any new employment he may obtain) nor (b) exceed 25 hours per calendar month. The Executive and his dependents shall continue to receive, through December 31, 2002 and at the Company's expense, all health and medical benefits that he and his dependents were receiving as of the Termination Date or, in the sole discretion of the Company, a cash bonus sufficient, on an after-tax basis, to enable the Executive to purchase such coverage from the Company through the exercise of his COBRA rights.

         (d) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) serving, with prior notice to the Board, on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations,
(ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs; provided that such activities do not materially interfere with the performance of the Executive's duties and responsibilities hereunder.

     4. Base Salary.
        ------------

                  During the Term of Employment, the Executive shall be paid an annualized Base Salary of $825,000, payable in accordance with the regular payroll practices of the Company. The Base Salary shall be reviewed no less frequently than annually for increase in the discretion of the Board.

     5. Annual Incentive Awards.
        ------------------------

                  The Executive shall be entitled to receive an annual incentive bonus award from the Company in respect of fiscal year 2002, such bonus to be paid to the Executive in cash, to the extent applicable criteria are satisfied,
(a) whether or not the Executive is employed by the Company on the payment date and (b) no later than the date that other senior executives are paid their annual incentive bonus awards for fiscal year 2002.

     6. Long-Term Incentive Awards.
        ---------------------------

         (a) Equity Awards. All of the Executive's stock option, restricted stock and other equity awards that are outstanding as of the Effective Date (including, without limitation, the Special Stock Option) shall remain outstanding, in accordance with their terms, after the Effective Date except to the extent otherwise provided in this Agreement.

         (b) Long-Term Incentive Plans.

               (i) All of the Executive's Long-Term Incentive Plan awards that are outstanding as of the Effective Date shall remain outstanding, in accordance with their terms, after the Effective Date except to the extent otherwise provided in this Agreement.

               (ii) No new equity award or Long-Term Incentive Plan award shall be made to the Executive after September 30, 2002.

     7. Other Benefits.
        ---------------

         (a) Other Executive Compensation Plans. During the Term of Employment, the Executive shall be entitled to participate in all compensation plans and programs made generally available to senior executives of the Company, including without limitation the Executive Deferred Compensation Plan.

         (b) Employee Benefits. During the Term of Employment, the Executive shall participate in all employee benefit plans and programs made available generally to the Company's senior executives or to its employees, including, without limitation, pension, profit-sharing, savings and other retirement plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans or programs, accidental death and dismemberment protection, travel accident insurance, and any other employee welfare or retirement benefit plans or programs that may be sponsored by the Company from time to time, including any plans or programs that supplement the above-listed types of plans or programs, whether funded or unfunded. The Executive shall be entitled to post-retirement welfare benefits on the same basis as other similarly situated senior executives of the Company, provided that for this purpose the Executive's period of employment shall be deemed to be the period necessary to obtain the maximum level of such benefits.

         (c) Expenses. The Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities hereunder, and the Company shall promptly


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

reimburse him for all such expenses, subject to documentation in accordance with reasonable policies of the Company. The Company shall promptly reimburse the Executive for all expenses (including, without limitation, attorney's fees and other charges of counsel) incurred by him in connection with the negotiation and documentation of these amended employment arrangements up to a maximum of $35,000.

         (d) Perquisites. During the Term of Employment, the Executive shall participate in all perquisites available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide, including without limitation:

               (i) a leased automobile for the Executive's use (including, without limitation, all costs of insurance, maintenance, repairs, oil and gas);

               (ii) a complete annual executive physical examination;

               (iii) appropriate home office equipment, including without limitation a personal computer, fax machine, lap-top computer and similar equipment;

               (iv) a cellular telephone and related service;

               (v) tax preparation and financial counseling services, up to $5,000 per calendar year; and

               (vi) five weeks paid vacation per year.

     8. Termination of Employment.
        --------------------------

         (a) Expiration of Term of Employment Pursuant to Section 2. In the event that the Executive's employment hereunder is terminated due to the expiration of the Term of Employment pursuant to the second sentence of Section 2, and subject to the provisions of Section 12, he shall be entitled to the following benefits:

               (i) the annual bonus incentive award specified in Section 5;

               (ii) all of his outstanding stock options (including, without limitation, the Special Stock Option) shall become fully vested, fully exercisable and wholly non-forfeitable as of October 1, 2002;

               (iii) each of his outstanding stock options (including, without limitation, the Special Stock Option) shall, to the extent that it is or becomes vested or exercisable as of October 1, 2002, remain exercisable through the earlier of (A) the fifth anniversary of the October 1, 2002 and (B) the expiration of its maximum stated term;

               (iv) 96,250 of his restricted shares that are outstanding and unvested as of the Effective Date, and that do not otherwise vest on or before September 30, 2002, shall vest as of October 1, 2002;

               (v) all of his restricted shares that are, or become, vested as of October 1, 2002, shall be wholly non-forfeitable and free of all contractual restrictions;

               (vi) all of his restricted shares that are outstanding as of the Effective Date and that have not vested, and do not become vested, as of October 1, 2002 shall be forfeited;

               (vii) all of his outstanding Long-Term Incentive Plan awards shall become fully vested and non-forfeitable as of October 1, 2002, with full payout (to the extent applicable criteria are satisfied) no later than the date that corresponding awards pay out to other senior executives of the Company;

               (viii) a Pro-Rata annual incentive award with respect to any portion of the Company's 2003 fiscal year in which the Executive remains President and CEO, based on the same terms and conditions as are set forth in paragraphs 4 through 7 of the letter to the Executive of December 16, 2001 from Robert M. Furek except that the target amounts for revenue, operating income and cash set under the IKON Corporate Plan for 2003 shall be substituted for those same amounts set under the IKON Corporate Plan for 2002, payable no later than the date that corresponding awards are paid to other senior executives of the Company;

               (ix) subject to the provisions of Section 12, a lump-sum cash payment in the amount of $500,000, to be paid within 35 business days following the Termination Date unless a delay is required under Section 12 in the event of the Executive's death or incapacity, in which case payment shall be made immediately after the extension provided in that Section;

               (x) to be treated, to the extent that it is advantageous to him in determining his benefits under the plans, programs and arrangements of the Company and its Affiliates, as having voluntarily retired from his employment; and

               (xi) the benefits described in Section 8(i)(i).

         (b) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, his estate or his beneficiaries (as the case may be) shall be entitled to:

               (i) Base Salary through the end of the month in which his death occurs; and

               (ii) the benefits described in Section 8(a).

         (c) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, he shall be entitled to the following:


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

               (i) Base Salary through the end of the month in which the Termination Date occurs; and

               (ii) the benefits described in Section 8(a).


               No termination of the Executive's employment for Disability shall be effective unless the Party terminating his employment first gives 15 days written notice of such termination to the other Party.

(d)      Termination by the Company for Cause.
         ------------------------------------

               (i) No termination of the Executive's employment hereunder by the Company for Cause shall be effective unless the provisions of this Section 8(d)(i) shall have been complied with. The Executive shall be given written notice by the Board of the intention to terminate him for Cause, such notice to state in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such cure is possible. If he fails to cure such grounds, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 20 days of his receiving such notice, provided that he requests such hearing within 15 days of receiving such notice. If, within five days following such hearing, the Board gives written notice to the Executive confirming that, in the judgment of at least two thirds of the members of the Board, Cause for terminating his employment on the basis set forth in the original notice exists, his employment hereunder shall thereupon be terminated for Cause, subject to de novo review, at the Executive's election, through arbitration in accordance with
Section 17.

               (ii) In the event that the Executive's employment hereunder is terminated by the Company for Cause in accordance with Section 8(d)(i), he shall be entitled to: (i)


                  (A) expiration and forfeiture of any stock options unexercisable on the Termination Date;

                  (B) 30 days to exercise any stock option exercisable on the Termination Date; and

                  (C) the benefits described in Section 8(i)(i).

         (e) Termination Without Cause. In the event that the Executive's employment hereunder is terminated by the Company without Cause and neither
Section 8(c) nor Section 8(g) applies, then the Executive shall be entitled to:

               (i) Base Salary through the second anniversary of the Termination Date, payable as provided in Section 4.


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

               (ii) a Pro-Rata annual incentive award for the fiscal year in which his employment terminates, based on the target bonus for the year of termination, payable in a lump sum promptly following the Termination Date;

               (iii) an annual incentive award for a period of 24 months following the Termination Date, based on a target bonus equal to 100% of his annualized Base Salary as of the Termination Date, payable on a Pro-Rata basis in equal installments over the 24-month period for which Base Salary is continued;

               (iv) the continued right to exercise the Special Stock Option, for the lesser of (A) 5 years and (B) the remainder of its term, such option to become fully exercisable as of the Termination Date;

               (v) the continued right to exercise any outstanding stock option, other than the Special Stock Option, for a period of 3 months, all such options to become fully exercisable as of the Termination Date;

               (vi) full payout, at maximum levels, under each ongoing Long-Term Incentive Plan in which the Executive is participating as of the Termination Date, with the payouts due in a lump sum promptly following the Termination Date;

               (vii) continued participation, through the second anniversary of the Termination Date, in all medical, dental, vision, hospitalization, disability and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him than those that applied on such date and with COBRA benefits commencing thereafter; provided that the Company's obligation under this Section 8(e)(vii) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer; and

               (viii) the benefits described in Section 8(i)(i).

         (f) Constructive Termination Without Cause. In the event that (x) a Constructive Termination Without Cause occurs and (y) Section 8(g) does not apply, then the Executive shall have the same entitlements as provided under
Section 8(e) for a termination by the Company without Cause.

         (g) Termination Without Cause Following a Change in Control or Potential Change in Control. In the event that (x) the Executive's employment hereunder is terminated (A) through a Constructive Termination Without Cause or
(B) by the Company without Cause and (y) the termination of employment occurs in connection with, or within two years following, a Change in Control or Potential Change in Control, then the Executive shall be entitled to:


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

               (i) Base Salary through the third anniversary of the Termination Date, payable as provided in Section 4;

               (ii) a Pro-Rata annual incentive award for the fiscal year in which his employment terminates based on the greater of (A) the Executive's actual bonus for the year preceding termination and (B) his maximum bonus for the year of termination under the arrangements that applied prior to the execution of this Agreement, payable in a lump sum promptly following the Termination Date;

               (iii) an annual incentive award for a period of 36 months following the Termination Date, based on the greater of (A) his maximum annual incentive bonus for the year of termination under the arrangements that applied prior to the execution of this Agreement and (B) his actual bonus for the year preceding termination, payable in equal installments over the 36-month period for which Base Salary is continued.

               (iv) the continued right to exercise any stock option, for the lesser of (A) 24 months and (B) the remainder of its term, such option to become fully exercisable as of the Termination Date;

               (v) full payout, at maximum levels, under each ongoing Long-Term Incentive Plan in which the Executive is participating as of the Termination Date, with the payouts due in a lump sum promptly following the Termination Date;

               (vi) an amount equal to the Company's contributions to which the Executive would have been entitled under the Company's Retirement Savings Plan (or any successor thereto) if the Executive had continued working for the Company and the Retirement Savings Plan continued in force during the Separation Period at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, and making the maximum amount of employee contributions, if any, as are required under such plans;

               (vii) an amount equal to the excess of (A) the present value of the benefits to which the Executive would be entitled under the Company's Pension Plan and Company's Supplemental Retirement Plan (and any successor thereto) if the Executive had continued his employment with the Company for a period of 36 months following the Termination Date at the highest annual rate of Base Salary achieved during the Executive's period of actual employment with the Company, and the Pension Plan continued in force during the Separation Period, over (B) the present value of the benefits to which the Executive is actually entitled under the Company's Pension Plan and Supplemental Retirement Plan, each computed as of the date of the Executive's Date of Termination, with present values to be determined using the discount rate used by the Pension Benefits Guaranty Corporation to calculate the benefit liabilities under the Pension Plan in the event of a plan termination on the Date of Termination, compounded monthly, the mortality tables then prescribed in the Company's Pension Plan for determining actuarial equivalence, and the reduction factor (if any) for the early commencement of pension payments based on the Executive's age on the last day of the 36th month following the Termination Date;


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

               (viii) continued participation, through the third anniversary of the Termination Date, in all medical, dental, vision, hospitalization, disability and life insurance coverages and in all other employee welfare benefit plans, programs and arrangements in which he or his family members were participating on such date, on terms and conditions that are no less favorable to him than those that applied on such date and with COBRA benefits commencing thereafter, provided that the Company's obligation under this Section 8(g)(vi) shall be reduced to the extent that equivalent coverages and benefits (determined on a coverage-by-coverage and benefit-by-benefit basis) are provided under the plans, programs or arrangements of a subsequent employer; and

               (ix) the benefits described in Section 8(i)(i).

         (h) Voluntary Termination. In the event that the Executive terminates his employment with the Company on his own initiative, other than by death, for Disability, or by a Constructive Termination Without Cause, then he shall have the same entitlements as provided in Section 8(d)(ii) in the case of a termination by the Company for Cause. A voluntary termination under this Section 8(h) shall be effective upon written notice to the Company and shall not be deemed a breach of this Agreement.

         (i) Miscellaneous.

                  (i) On any termination of the Executive's employment hereunder, he shall be entitled to:

                    (A)  Base Salary at least through the Termination Date;

                    (B) the balance of any incentive awards earned (but not yet paid);

                    (C)  any amounts or benefits due him under Section 7;

                    (D) a lump-sum payment in respect of accrued but unused vacation days at his Base Salary rate in effect as of the Termination Date;

                    (E) payment, promptly when due, of all amounts owed to him in connection with the termination; and

                    (F) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company and its Affiliates, provided that Executive shall not be eligible to receive payments under any severance program of the Company or its Affiliates applicable to employees of the Company generally.

                  (ii) In the event that the Executive, or any member of his family, is precluded from continuing full participation in any employee benefit plan, program or arrangement as provided in this Agreement, then the Executive shall be provided with the after-tax economic equivalent of any benefit or coverage foregone. For this purpose, the economic equivalent of any benefit or coverage foregone shall be deemed to be the total cost to the Executive of obtaining such benefit or coverage himself on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount.

               (iii) In the event of any termination of the Executive's employment hereunder, the Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement.

               (iv) In the event of a termination of Executive's employment due to (x) a Termination without Cause governed by Section 8(e) or (y) a Constructive Termination without Cause governed by Section 8(f), the Base Salary continuation payments shall be offset to the extent of the Executive's earnings from full-time employment with another employer during the period of Base Salary continuation.

               (v) In the event of any termination of the Executive's employment hereunder, including, but not limited to, following the expiration of the Term of Employment, he shall be deemed to have resigned all offices, directorships and other positions with the Company and its Affiliates except to the extent otherwise provided under Section 3.

               (vi) Any amounts due under this Section 8 are considered to be reasonable by the Company and are not in the nature of a penalty.

     9. Change in Control.
        ------------------

         (a) Vesting. In the event that a Change in Control or Potential Change in Control occurs after the Effective Date, then each outstanding stock option (including, without limitation, the Special Stock Option) shall become fully exercisable as of the date of such Change in Control or Potential Change in Control and shall remain fully exercisable for the remainder of its maximum stated term except as otherwise provided in Section 8. In the event that holders of Common Stock receive cash, securities or other property in respect to their Common Stock in connection with a Change in Control transaction, the Company shall use its best reasonable efforts to enable the Executive (if he so elects) to exercise any stock option at a time and in a fashion that will entitle him to receive in exchange for any shares thus acquired the same consideration as is received in such Change in Control transaction by other holders of Common Stock.

         (b) Golden Parachute Tax. In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement, the Executive's employment with the Company, or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is payable with respect to such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The determination of whether any Payment is subject to an Excise Tax and, if so, the amount to be paid by the Company to the Executive and the time of payment shall be made by an independent auditor (the "Auditor") selected jointly by the Parties and paid by the Company. Unless the Executive agrees otherwise in writing, the Auditor shall be a nationally recognized United States public accounting firm that has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If the Parties cannot agree on the firm to serve as the Auditor, then the Parties shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

     10. Indemnification; D&O Insurance.
         -------------------------------

         (a) Indemnification. The Company agrees that (i) if the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that he is or was a director, officer, employee, agent, manager, consultant or representative of the Company or is or was serving at the request of the Company or any of its Affiliates as a director, officer, member, employee, agent, manager, consultant or representative of another Person or (ii) if any Claim is made, or threatened to be made, that arises out of or relates to this Agreement or the Executive's service hereunder or in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation, bylaws or Board resolutions or, if greater, by the laws of the State of Ohio, against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee, agent, manager, consultant or representative of the Company or other Person and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all costs and expenses incurred by him in connection with any such Proceeding or Claim within 15 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Executive to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses.

         (b) D&O Insurance. During (i) the Term of Employment and (ii) any period thereafter during which the Executive serves as a member of the Board, and for a period of six years commencing on the later of the Termination Date and the date that the Executive ceases to be a member of the Board, the Company shall keep in place a directors and officers' liability insurance policy (or policies) providing comprehensive coverage to the Executive to the extent that the Company (or any of its Affiliates) then provides such coverage for any other present or former senior executive or director.

     11. Covenants.
         ---------

         (a) Confidentiality. During the Term of Employment and thereafter, the Executive shall not, without the prior written consent of the Company, divulge, disclose or make accessible to any Person any confidential non-public document, record or information concerning the business or affairs of the Company that he has acquired in the course of his employment hereunder (including this Agreement), except (w) to the Company or to any authorized (or apparently authorized) agent or representative of the Company, (x) in connection with performing his duties under this Agreement, (y) when required to do so by law or by a court, governmental agency, legislative body, or other Person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, or (z) in the case of the provisions of this Section 11, in confidence to any potential new employer; provided that these restrictions shall not apply to any document, record or other information that (i) has previously been disclosed to the public, or is in the public domain, other than as a result of the Executive's breach of this
Section 11(a), or (ii) is known or generally available within any trade or industry of the Company other than as a result of the Executive's breach of this
Section 11(a).

         (b) Non-Solicitation. During the 24 month period that commences on the Termination Date and ends on the second anniversary of the Termination Date, the Executive shall not without the prior consent of the Company:

               (i) solicit, on his own behalf or on behalf of any other Person, any individual known by the Executive to be an employee of the Company to instead become an employee of any Person not affiliated with the Company;

               (ii) solicit, on his own behalf or on behalf of any other Person, any Person known by the Executive to be customer of, or vendor to, the Company to instead become a customer of, or vendor to, any Person not affiliated with the Company.

         (c) Non-Competition. During the 12 month period that commences on the Termination Date and ends on the first anniversary of the Termination Date, the Executive shall not, without the prior consent of the Company, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or otherwise connected in any substantial manner with any business which directly or indirectly competes to a material extent with any line of business of the Company or its subsidiaries which was operated by the Company or its subsidiaries at the Termination Date; provided that nothing in this paragraph shall prohibit the Executive from acquiring up to 5% of any class of outstanding equity securities of any corporation whose equity securities are regularly traded on a national securities exchange or in the "over-the-counter market;" and provided further, that the foregoing restriction of this Section 11(c) shall not apply following a Change of Control Event or a Potential Change in Control Event if (v) the Executive's employment has been terminated by the Company without Cause, (w) the Executive terminates his employment as the result of a Constructive Termination or (x) the Company elects not the extend the Term of Employment.

         (d) The Executive acknowledges and agrees that the restrictions contained in this Section 11 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. The Executive represents and acknowledges that (i) the Executive has been advised by the Company to consult the Executive's own legal counsel in respect of this Agreement, and (ii) that the Executive has so consulted with counsel and has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with the Executive's counsel. The Executive further acknowledges and agrees that a breach of the restrictions in Section 11 may not be adequately compensated by monetary damages. The Executive agrees that the Company shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions of this Section 11. In the event that the provisions of Section 11 should ever be adjudicated to exceed the limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.

         (e) If the Executive is alleged to have breached his obligations under this Section 11, he agrees that suit may be brought, and that he consents to personal jurisdiction, in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Chester County, Pennsylvania, consents to the non-exclusive jurisdiction of any such court in any such suit seeking to obtain injunctive relief, and waives any objection which he may have to the laying of venue of any such suit in any such court. The Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers. In the event that the Company does not substantially prevail in any such suit, the Company shall promptly pay all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Executive in resolving any such suit.

     12. Mutual Release of Claims. The Parties shall, concurrently with entering into this Agreement, execute a Mutual Release in substantially the form appended to this Agreement as Exhibit A. If the Term of Employment expires pursuant to the second sentence of Section 2 and the Company executes and delivers to the Executive, within five days following the Termination Date, a reaffirmation of the Mutual Release in the form described in Section 3 of such Mutual Release, those of the Executive's entitlements pursuant to Section 8(a) and described in the next sentence of this Section 12 shall be conditioned on the Executive's (a) countersigning and returning such reaffirmation within 21 days after receiving it (or, in the event of the Executive's death or incapacity, such longer period as may be reasonably necessary for an executor or other personal representative to be appointed) and (b) not revoking such reaffirmation within the 7-day period following such countersigning. In the event that the Executive does not countersign the reaffirmation or revokes his reaffirmation, as applicable, the Executive will, on the day following the last day to reaffirm, or to revoke the reaffirmation of, the Mutual Release, as applicable, (c) forfeit any right to the $500,000 payment referred to in Section 8(a)(ix), and (d)(i) forfeit and transfer back to the Company the 96,250 restricted shares referred to in Section 8(a)(iv), or (ii) to the extent the Executive has sold or otherwise disposed of such shares at the time they are required to be returned, pay to the Company an amount equal to the value on the immediately preceding business day, based on the average of the high and low trading price of the Company's shares on that day, of the shares not able to be returned to the Company.

     13. Mutual Non-Disparagement. The Executive shall not intentionally make any public statement, encourage any other Person to make any public statement, or publicly release any information, that disparages or defames the Company or any of its Affiliates or any of its or their officers, employees, agents or directors. The Company shall not intentionally make any public statement, encourage any other Person to make any public statement, or publicly release any information that disparages or defames the Executive. The Company shall use its best reasonable efforts to cause its Affiliates, and its and their directors, officers, agents and employees, not to make any such public statement, or publicly release any such information. Notwithstanding the foregoing, nothing in this Section 13 shall prohibit any Person from making any truthful statement (a) when required by law or by order of any court, governmental agency, legislative body, or other Person with apparent jurisdiction to require such statement; (b) in confidence to family members and professional advisers; or (c) to correct misstatements made
(x) by either Party, (y) by any officer, employee, agent or director of a Party or of any of the Affiliates of a Party, or (z) with the encouragement of any of the foregoing.

     14. Mutually Agreed Public Announcements. Each Party shall, to the extent reasonably practicable, afford the other Party a reasonable advance opportunity to discuss and coordinate any public statement or announcement, and any internal or private announcement, concerning the transition arrangements set forth in this Agreement. Neither Party shall make any such announcement without the prior consent of the other, unless required to do so by law or by order of any court, governmental agency, legislative body, or any regulations or rules thereof, which consent shall not be unreasonably withheld or delayed.

     15. Assignability; Binding Nature.
         ------------------------------

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. In the event of any sale of assets or liquidation as described in the preceding sentence, the Company shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 19(e).

     16. Representations.
         ----------------

         (a) The Company's Representations. The Company represents and warrants, as of the Effective Date, that (i) it is fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         (b) The Executive's Representations. The Executive represents and warrants, to the best of his knowledge and belief as of the Effective Date, that
(i) delivery and performance of this Agreement by him does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be the valid and binding obligation of the Executive, enforceable against him in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     17. Resolution of Disputes.
         -----------------------

         Except to the extent otherwise provided by Section 11 as to Claims for injunctive relief, any Claim arising out of or relating to this Agreement, the Old Employment Agreement, or the Executive's employment with the Company or the termination thereof shall be resolved by binding confidential arbitration, to be held in Philadelphia, Pennsylvania, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall promptly pay all costs and expenses, including without limitation attorneys' fees, incurred by the Executive or his beneficiaries in resolving any such Claim. Pending the resolution of any Claim, the Executive (and his beneficiaries) shall continue to receive all payments and benefits due under this Agreement.

     18. Notices.
         --------

                  Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, two days after being sent by prepaid certified or registered mail, or by a nationally recognized overnight courier, to the address specified below for such Person (or to such other address as such Person shall have specified by ten days advance notice given in accordance with this Section 18), or (c) in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth for the Company (or to such other facsimile number as the Company shall have specified by ten days advance notice given in accordance with this Section 18), with a confirmatory copy sent by certified or registered mail or by overnight courier to the Company in accordance with this Section 18.


If to the Company:     IKON Office Solutions, Inc.
                       70 Valley Stream Parkway
                       Malvern, Pennsylvania 19355
                       Attn:  General Counsel
                       Facsimile #: 610-408-7264

If to the Executive:   James J. Forese
                       134 Abrahams Lane
                       St. Davids, Pennsylvania 19087
                       (with a copy to the Executive at the Company's address)

If to a beneficiary    The address most recently specified by the Executive or
of the Executive:      beneficiary through notice given in accordance with this
                       Section 18.

     19. Miscellaneous.
         ---------------

         (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties as of the Effective Date concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation, the Old Employment Agreement; provided that no right or benefit to which the Executive is entitled as of the Effective Date, under the Old Employment Agreement or otherwise, shall be deemed waived, reduced, amended or released upon this Agreement becoming effective, except to the extent otherwise expressly provided in this Agreement.


         (b) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

         (c) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Party.

         (d) Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         (e) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         (f) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

         (g) Governing Law/Jurisdiction. This Agreement shall be governed, construed, performed and enforced in accordance with the laws of the State of Pennsylvania, without reference to principles of conflict of laws.

         (h) Counterparts. This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                  The Company


                                  By: ______________________________________

                                  Name:

                                  Title:

                                  The Executive


                                  ------------------------------------
                                           James J. Forese

                                                                       Exhibit A

                        Form of Mutual Release of Claims


                  THIS MUTUAL RELEASE OF CLAIMS ("Mutual Release") is entered into on March ___, 2002 by and between James J. Forese, who resides in St. Davids, Pennsylvania (the "Executive") and IKON Office Solutions, Inc., an Ohio Corporation with its principal office in Malvern, Pennsylvania (the "Company").

                  1. Release of the Company. (a) The Executive, on his own behalf and on behalf of each of his heirs, personal representatives, executors, administrators, successors and assigns (the "Executive Releasors"), hereby remises, releases and forever discharges the Company, and each of its past and present affiliates, its and their past and present officers, directors, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, and of its past and present affiliates, and the past and present trustees, administrators, agents, or employees of such pension and employee benefit plans (the "Company Releasees"), acting in any capacity whatsoever, of and from any and all manner of actions and causes of action, suits, debts, claims and demands whatsoever in law or in equity ("Claims"), that any Executive Releasor now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Mutual Release that constitutes an "Employment-Related Claim" as defined below; provided, however, that this Mutual Release shall not apply to any Claim to the extent that such Claim (x) is based on willful misconduct or gross neglect or (y) arises under, or is preserved by, the Amended Employment Agreement between the Company and the Executive entered into as of March 13, 2002 (the "Employment Agreement"). For purposes of this Mutual Release, "Employment-Related Claim" means any Claim arising out of, or relating to, the Executive's employment by the Company, his services for the Company or any of its affiliates, his compensation from the Company and any of its affiliates, or his status as a consultant, employee, officer or director of the Company, or of any of its affiliates, or to the termination of any of the foregoing, including, without limitation, any such Claim that arises under the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Pennsylvania Human Relations Act; any other federal, state or local laws or regulations, any contract between any of the Company Releasees and the Executive; or any common law principle now or hereafter recognized.

                           (b) The Executive acknowledges and agrees that he has
read this Mutual Release in its entirety and that this Mutual Release is, to the extent set forth in Section 1, a general release of all known and unknown claims, including rights and claims arising under the ADEA. The Executive and the Company further acknowledge and agree that:

                              (i) this Mutual Release does not release, waive or discharge any rights or claims that may arise for actions or omissions after the date of this Mutual Release;

                              (ii) the Executive is entering into this Mutual Release and is releasing, waiving and discharging rights or claims in exchange for consideration which he is not already entitled to receive;

                              (iii) the Executive (A) expressly waives, to the extent necessary to make Section 1 fully effective, all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims and (B) understands the significance of his release of unknown claims and waiver of statutory protection against a release of unknown claims;

                              (iv) the Executive has been advised, and is being advised by this Mutual Release, to consult with an attorney before executing this Mutual Release which he has done;

                              (v) the Executive has been advised, and is being advised by this Mutual Release, that he has up to twenty-one (21) days within which to consider this Mutual Release with respect to claims ongoing under the ADEA; and

                              (vi) the Executive is aware that this Mutual
         Release will not become effective or enforceable until seven (7) days following his execution of this Mutual Release and that he may revoke this Mutual Release at any time during such period by delivering (or causing to be delivered) to the Company at the address provided in the Employment Agreement, written notice of his revocation of this Mutual Release no later than 5:00 p.m. eastern time on the seventh (7th) full day following his execution of this Mutual Release, provided that, in the event of such revocation of this Mutual Release, this Mutual Release and the Employment Agreement shall each be deemed null and void, the Old Employment Agreement (as such term is defined in the Employment Agreement) shall be deemed to have remained in place without change, and the Company shall be deemed to have given notice of non-extension, pursuant to Section 2 of the Old Employment Agreement, prior to March 31, 2002.

                  2. Release of the Executive. In consideration of the Executive's entering into this Mutual Release, the Company on its own behalf and on behalf of each of the other Company Releasees, hereby remises, releases and forever discharges the Executive and each of the other Executive Releasors from and against any and all Claims that any Company Releasee now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Mutual Release that constitutes an Employment-Related Claim; provided, however, that this release shall not apply to any Claim to the extent that such Claim (a) is based on willful misconduct or gross neglect or (b) arises under, or is preserved by, the Employment Agreement. To the extent necessary to make the preceding release fully effective, the Company, on its own behalf and on behalf of each of the other Company Releasees, expressly waives all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims. The Company understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims.

                  3. Reaffirmation of Mutual Release. If, within five days following the expiration of the Term of Employment (as defined in the Employment Agreement) pursuant to the second sentence of Section 2 of the Employment Agreement, the Company reaffirms this Mutual Release by signing a new release which, except as described below, is identical to this Mutual Release (the "Second Mutual Release"), the Executive's entitlements pursuant to Section 8(a) of the Employment Agreement, to the extent set forth in Section 12 of the Employment Agreement, shall be conditioned on the Executive's (a) countersigning the Second Mutual Release within 21 days after receiving it (or, in the event of the Executive's death or incapacity, such longer period as may be reasonably necessary for an executor or other personal representative to be appointed) and
(b) not revoking the Second Mutual Release within the 7-day period described in
Section 1(b)(vi) above. The Second Mutual Release shall be dated as of the date it is countersigned by the Executive, shall not contain the proviso set forth at the end of Section 1(b)(vi), and shall not contain this Section 3.

                  4. None of the parties to this Mutual Release, nor their agents, representatives, or attorneys have made any representations to the other concerning the terms or effects of this Mutual Release other than those contained herein.

                  IN WITNESS WHEREOF, the Parties have executed this Release as of the date and year first above written.

                                        IKON OFFICE SOLUTIONS, INC.



                                        By:_________________________

                                        Name:

                                        Title:


                                        THE EXCUTIVE


                                        ----------------------------
                                        James J. Forese

                            Mutual Release of Claims


                  THIS MUTUAL RELEASE OF CLAIMS ("Mutual Release") is entered into on March ___, 2002 by and between James J. Forese, who resides in St. Davids, Pennsylvania (the "Executive") and IKON Office Solutions, Inc., an Ohio Corporation with its principal office in Malvern, Pennsylvania (the "Company").

                  1. Release of the Company. (a) The Executive, on his own behalf and on behalf of each of his heirs, personal representatives, executors, administrators, successors and assigns (the "Executive Releasors"), hereby remises, releases and forever discharges the Company, and each of its past and present affiliates, its and their past and present officers, directors, partners, employees and agents, their respective successors and assigns, heirs, executors and administrators, the pension and employee benefit plans of the Company, and of its past and present affiliates, and the past and present trustees, administrators, agents, or employees of such pension and employee benefit plans (the "Company Releasees"), acting in any capacity whatsoever, of and from any and all manner of actions and causes of action, suits, debts, claims and demands whatsoever in law or in equity ("Claims"), that any Executive Releasor now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Mutual Release that constitutes an "Employment-Related Claim" as defined below; provided, however, that this Mutual Release shall not apply to any Claim to the extent that such Claim (x) is based on willful misconduct or gross neglect or (y) arises under, or is preserved by, the Amended Employment Agreement between the Company and the Executive entered into as of March 13, 2002 (the "Employment Agreement"). For purposes of this Mutual Release, "Employment-Related Claim" means any Claim arising out of, or relating to, the Executive's employment by the Company, his services for the Company or any of its affiliates, his compensation from the Company and any of its affiliates, or his status as a consultant, employee, officer or director of the Company, or of any of its affiliates, or to the termination of any of the foregoing, including, without limitation, any such Claim that arises under the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"); Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990, as amended; the Pennsylvania Human Relations Act; any other federal, state or local laws or regulations, any contract between any of the Company Releasees and the Executive; or any common law principle now or hereafter recognized.

                            (b) The Executive acknowledges and agrees that he
has read this Mutual Release in its entirety and that this Mutual Release is, to the extent set forth in Section 1, a general release of all known and unknown claims, including rights and claims arising under the ADEA. The Executive and the Company further acknowledge and agree that:

                       (i) this Mutual Release does not release, waive or discharge any rights or claims that may arise for actions or omissions after the date of this Mutual Release;

                       (ii) the Executive is entering into this Mutual Release and is releasing, waiving and discharging rights or claims in exchange for consideration which he is not already entitled to receive;

                       (iii) the Executive (A) expressly waives, to the extent necessary to make Section 1 fully effective, all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims and (B) understands the significance of his release of unknown claims and waiver of statutory protection against a release of unknown claims;

                       (iv) the Executive has been advised, and is being advised by this Mutual Release, to consult with an attorney before executing this Mutual Release which he has done;

                       (v) the Executive has been advised, and is being advised by this Mutual Release, that he has up to twenty-one (21) days within which to consider this Mutual Release with respect to claims ongoing under the ADEA; and

                       (vi) the Executive is aware that this Mutual Release will not become effective or enforceable until seven (7) days following his execution of this Mutual Release and that he may revoke this Mutual Release at any time during such period by delivering (or causing to be delivered) to the Company at the address provided in the Employment Agreement, written notice of his revocation of this Mutual Release no later than 5:00 p.m. eastern time on the seventh (7th) full day following his execution of this Mutual Release, provided that, in the event of such revocation of this Mutual Release, this Mutual Release and the Employment Agreement shall each be deemed null and void, the Old Employment Agreement (as such term is defined in the Employment Agreement) shall be deemed to have remained in place without change, and the Company shall be deemed to have given notice of non-extension, pursuant to Section 2 of the Old Employment Agreement, prior to March 31, 2002.

                  2. Release of the Executive. In consideration of the Executive's entering into this Mutual Release, the Company on its own behalf and on behalf of each of the other Company Releasees, hereby remises, releases and forever discharges the Executive and each of the other Executive Releasors from and against any and all Claims that any Company Releasee now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Mutual Release that constitutes an Employment-Related Claim; provided, however, that this release shall not apply to any Claim to the extent that such Claim (a) is based on willful misconduct or gross neglect or (b) arises under, or is preserved by, the Employment Agreement. To the extent necessary to make the preceding release fully effective, the Company, on its own behalf and on behalf of each of the other Company Releasees, expressly waives all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims. The Company understands the significance of this release of unknown claims and waiver of statutory protection against a release of unknown claims.

                  3. Reaffirmation of Mutual Release. If, within five days following the expiration of the Term of Employment (as defined in the Employment Agreement) pursuant to the second sentence of Section 2 of the Employment Agreement, the Company reaffirms this Mutual Release by signing a new release which, except as described below, is identical to this Mutual Release (the "Second Mutual Release"), the Executive's entitlements pursuant to Section 8(a) of the Employment Agreement, to the extent set forth in Section 12 of the Employment Agreement, shall be conditioned on the Executive's (a) countersigning the Second Mutual Release within 21 days after receiving it (or, in the event of the Executive's death or incapacity, such longer period as may be reasonably necessary for an executor or other personal representative to be appointed) and
(b) not revoking the Second Mutual Release within the 7-day period described in
Section 1(b)(vi) above. The Second Mutual Release shall be dated as of the date it is countersigned by the Executive, shall not contain the proviso set forth at the end of Section 1(b)(vi), and shall not contain this Section 3.

                  4. None of the parties to this Mutual Release, nor their agents, representatives, or attorneys have made any representations to the other concerning the terms or effects of this Mutual Release other than those contained herein.

                  IN WITNESS WHEREOF, the Parties have executed this Release as of the date and year first above written.

                                         IKON OFFICE SOLUTIONS, INC.



                                         By:_________________________

                                         Name:

                                         Title:


                                         THE EXCUTIVE


                                         ----------------------------
                                         James J. Forese






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